Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-76600) pertaining to the Fulton Financial Corporation Profit Sharing Plan of our report dated May 13, 2003, with respect to the financial statements of the Plan as of December 31, 2002 included in the Plan’s Annual Report on the Form 11-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Smith Elliott Kearns & Company, LLC

Hagerstown, Maryland

June 25, 2004